UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 21, 2013

VIRTUALSCOPICS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-52018	04-3007151
(Commission File Number)	(IRS Employer Identification No.)

500 Linden Oaks, Rochester, New York	14625
(Address of Principal Executive Offices)	(Zip Code)

(585) 249-6231
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 5	Corporate Governance and Management

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 21, 2013, VirtualScopics, Inc. (the “Company”) filed a Certificate of Amendment to its Certificate of Incorporation (the “Amendment”) with the Secretary of State of the State of Delaware, effecting a reverse stock split of its outstanding common stock at a ratio of one-for-ten, effective at 5:00 p.m. on August 21, 2013.

The amendment was approved by stockholders at the Company’s Annual Meeting on August 13, 2013. At the meeting the stockholders approved an amendment to the Certificate of Incorporation, as described in the Company’s Proxy Statement dated July 2, 2013, to effect a reverse stock split of the Company’s outstanding common stock at ratios ranging from 1-for-2 to 1-for-10, as determined by the Company’s Board of Directors in its discretion without further approval from the stockholders. The Board of Directors subsequently authorized proceeding with the reverse stock split at a ratio of 1-for-10.

The foregoing summary is qualified in its entirety by reference to the Certificate of Amendment to the Company’s Certificate of Incorporation, a copy of which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Section 8	Other Events

Item 8.01	Other Events.

On August 21, 2013, the Company issued a press release announcing the reverse stock split described in Item 5.03 above, which is filed as Exhibit 99.1 hereto and incorporated by reference herein.

Section 9	Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.

3.1	Certificate of Amendment to the Certificate of Incorporation of VirtualScopics, Inc. filed with the Secretary of State of the State of Delaware on August 21, 2013

99.1	Press Release issued by VirtualScopics, Inc. on August 21, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRTUALSCOPICS, INC.

Date: August 21, 2013	By:	/s/ Molly Henderson
	Name:	Molly Henderson
	Title:	Chief Business & Financial Officer, Sr. Vice President

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Amendment to the Certificate of Incorporation of VirtualScopics, Inc. filed with the Secretary of State of the State of Delaware on August 21, 2013

99.1	Press Release dated August 21, 2013